                                                                 EXHIBIT 10.31.5



                          AMENDED AND RESTATED PLEDGE,
                       ASSIGNMENT AND SECURITY AGREEMENT
                                    (MASTER)

         THIS AMENDED AND RESTATED PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement") is made this 23rd day of December, 1997, by SUNRISE ASSISTED LIVING, INC., a Delaware Corporation ("SALI") and SUNRISE ASSISTED LIVING INVESTMENTS, INC., a Virginia Corporation ("SALII;" SALI and SALII are collectively referred to herein as the "Assignor"), in favor of NATIONSBANK, N.A. as agent (the "Agent") for itself and for certain additional lenders (collectively with the Agent, the "Lenders") who are participating in a bank group pursuant to an Agency Agreement of even date herewith (as amended, restated or substituted from time to time, the "Agency Agreement").

                                R E C I T A L S

         A. SALII is the general partner of and SALI is the limited partner of Sunrise East Assisted Living Limited Partnership, a limited partnership organized and existing under the laws of the Commonwealth of Virginia (the "Borrower"). The Borrower had obtained from the Agent and certain other Lenders a credit facility for the making of certain construction/interim loans in the aggregate principal amount of $90,000,000 (the "Original Credit Facility"). In connection with the Original Credit Facility, the Assignor executed a Pledge, Assignment and Security Agreement in favor of the Agent dated June 13, 1996 granting a lien on the collateral described therein (the "Pledge Agreement").

         B. The Borrower has applied to the Lenders to increase the maximum principal sum of the Credit Facility to $250,000,000 or such greater amount as the Lenders may from time to time commit to lend pursuant to the Amended and Restated Agency Agreement and to provide that the Credit Facility will be revolving. Advances or readvances are to be made pursuant to, and secured by, the provisions of that certain Amended and Restated Financing and Security Agreement dated the same date as this Agreement by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Financing Agreement") and that certain Amended and Restated Master Construction Loan Agreement dated the same date as this Agreement by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Construction Agreement"). The Loan is evidenced by that certain Amended, Restated, Consolidated and Increased Master Promissory Note dated the same date as this Agreement from the Borrower, as maker, payable to the order of the Lenders (as amended, restated and substituted at any time and from time to time, the "Master Note").

         C. It is a condition precedent, among others, to the Agent's agreement to enter into the Financing Agreement and for the Lenders to make the Loan to the Borrower that the Assignor enter into this Agreement in order to secure the full and prompt payment and performance of all of the "Obligations" (as defined in Financing Agreement).

         D. All defined terms used in this Agreement and not defined in this Agreement shall have the meaning given to such terms in the Financing Agreement. As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Assignor and the Agent hereby amend and restate the Pledge Agreement in its entirety as follows:


                                 ARTICLE _._.1

                                    SECURITY

         SECTION _.1.1    Collateral.  As security for the prompt and full
payment and performance of all of the Obligations, and as security for the prompt and full performance of all of the obligations of the Assignor under this Agreement and all of the Obligations of the Assignor, the Borrower, any Facility Owner and/or any other Person under the Financing Agreement and all of the other Financing Documents, whether now in existence or hereafter created and whether joint, several, or both, primary, secondary, direct, contingent or otherwise, the Assignor hereby pledges, assigns and grants to the Lenders a first priority security interest in, assignment of, and Lien on, the following property of the Assignor (collectively, the "Collateral"), whether now existing or hereafter created or arising:

                          _.1.1.1 all rights, title and interest in and to and
as a general and limited partner of the Borrower under the Borrower's partnership agreement dated June 6, 1996, as the same may have been or may be amended, supplemented, restated, or otherwise modified at any time and from time to time (the "Partnership Agreement");

                          _.1.1.2 all rights to receive any and all cash and
non-cash distributions (regardless of how such distributions are classified and including any and all distributions-in-kind





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and liquidating distributions), profits, losses, income, revenue, returns of capital, repayments of any loans made by either Assignor to the Borrower (including interest and fees with respect to such loans), and any and all development, management and similar fees payable by the Borrower to either Assignor of any kind or nature whatsoever, together with any and all other rights and property interests including, but not limited to, accounts, contract rights, instruments and general intangibles arising out of, under or relating to the Borrower and/or the Partnership Agreement;

                          _.1.1.3 all other or additional equity or debt
interests, other securities or property (including cash) paid or distributed in respect of the Borrower by way of any spin-off, merger, consolidation, dissolution, combination, reclassification or exchange of equity interests, asset sales, or similar rearrangement or reorganization; and

                          _.1.1.4 all proceeds and products (both cash and
non-cash) of the foregoing, whether now or hereafter arising under any of the foregoing.

         SECTION _.1.2 Rights of the Lenders in the Collateral. The Assignor agrees that with respect to the Collateral the Lenders shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as well as those provided by law and/or in this Agreement. Notwithstanding the fact that the proceeds of the Collateral constitute part of the Collateral, the Assignor may not dispose of the Collateral, or any part thereof, without the prior written consent of the Agent.

         SECTION _.1.3  Registration of Pledge.   If and to the extent
requested by the Agent, the Assignor agrees, to notify the Borrower immediately of the pledge, assignment and security agreement under this Agreement and to request that the Borrower acknowledge the Lender's Lien in writing. The Assignor hereby authorizes and directs the Borrower to register the Assignor's pledge to the Lenders of the Collateral on the Borrower's books and, following written notice to do so by the Agent, to make direct payment to the Agent of any amounts due or to become due to the Assignor with respect to the Collateral.

         SECTION _.1.4 Rights of the Assignor in the Collateral. Until the occurrence of an Event of Default (as hereinafter defined), the Assignor shall be entitled (i) to vote all ownership or equity interests, (ii) to give consents, waivers and ratification to any and all actions of the Borrower requiring partner approval, and (iii) to receive all cash and non-cash distributions which may be paid on account of the Collateral and which are not otherwise prohibited by the Financing Agreement, this Agreement or any of the
other Financing Documents.   Any





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
cash distribution payable in respect of the Collateral which represents, in whole or in part, a return of capital or is paid in violation of this Agreement, the Financing Agreement or any of the other Financing Documents shall be received by the Assignor in trust for the Lenders, shall be paid immediately to the Lenders and shall be retained by the Lenders as part of the Collateral.

         The Assignor covenants and agrees that no distribution or other benefit with respect to the Collateral shall be received by or for the benefit of the Assignor, and no vote shall be cast or partner's consent, waiver or ratification given or action taken by the Assignor in its capacity as a partner of the Borrower, which would violate or be inconsistent with any of the terms and provisions of this Agreement or the Financing Agreement or which would materially impair the position or interest of the Lenders in the Collateral or dilute the percentage of the equity interests in the Borrower pledged to the Lenders.

         SECTION _.1.5   Pledge Unconditional.  The obligations and liabilities
of the Assignor under, and in connection with, this Agreement shall be absolute and unconditional. The Assignor expressly agrees that the Lenders may, in their sole and absolute discretion, without notice to, or further assent of, the Assignor and without in any way releasing, affecting or in any way impairing the obligations and liabilities of the Assignor hereunder:

                          _.1.5.1 agree to the substitution, exchange, release
or other disposition of any collateral or security for any or all of the Obligations, or to the subordination of any Lien or security interest therein;

                          _.1.5.2 assign, pledge, participate, mortgage,
hypothecate or otherwise transfer this Agreement, the Note, the Financing Agreement or all or any of the Obligations, or any interest therein or rights thereunder; and

                          _.1.5.3 effect any release, compromise or settlement
with the Borrower, any guarantor of, or other obligor with respect to, all or any part of the Obligations.

         SECTION _.1.6 Obligations Hereunder Primary. The obligations and liabilities of the Assignor under this Agreement shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that the Assignor may have against the Lenders or any other obligor and shall not be conditional or contingent upon pursuit or enforcement by the Lenders of any remedies they may have against any other person with respect to the Obligations.





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         SECTION _.1.7  Certain Waivers by the Assignor.  The Assignor hereby unconditionally, irrevocably and expressly waives:

                          _.1.7.1 presentment and demand for payment of the
Obligations and protest of non-payment;

                          _.1.7.2 notice of acceptance of this Agreement and of
presentment, demand and protest thereof;

                          _.1.7.3 notice of any default hereunder and notice of
all indulgences;

                          _.1.7.4 demand for observance, performance or
enforcement of any of the terms or provisions of this Agreement; and

                          _.1.7.5 all other notices and demands otherwise
required by law which the Assignor may lawfully waive.

         SECTION _.1.8    Waiver of Restrictions on Transfer of Collateral.
The Assignor hereby unconditionally, irrevocably and expressly waives any restrictions to the transfer or assignment of the Collateral as set forth in
Section 17 of the Partnership Agreement as well as any other provisions therein which may limit or restrict the assignment as set forth in this Agreement.


                                  ARTICLE _.2

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to make the Loan to the Borrower under the Financing Agreement, the Assignor represents and warrants to the Lenders, as follows:

         SECTION _.2.1    Percentage Ownership.  The partnership interests
assigned as part of the Collateral represent in the aggregate one hundred percent (100%) of the partnership interests of the Borrower. Each Assignor's partnership interest in the Borrower is as follows:

                                   Interest in                 % of
         Partner's Name            Partnership              Partnership
         --------------            -----------              -----------
            SALII                 General Partner               1%
            SALI                  Limited Partner               99%

         SECTION _.2.2 No Amendments. The Partnership Agreement has not been amended, modified, restated, substituted, extended or renewed, except as expressly described in Section 0 of this





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Agreement.

         SECTION _.2.3 Partnership Agreement. The Assignor has furnished the Agent with a true and complete copy of the executed Partnership Agreement.

         SECTION _.2.4 Good Standing of Assignor. Each Assignor (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         SECTION _.2.5 Power and Authority. Each Assignor has full power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to assign and pledge the Collateral and perform all other obligations required under this Agreement with respect to the Collateral, and to incur and perform its obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of any shareholders or creditors of either Assignor, the Borrower, or partners of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority (as that term is defined in the Financing Agreement) on the part of the Assignor, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Financing Documents or the performance of the Obligations, including, without limitation, the right of the Lenders to dispose of the Collateral following an Event of Default. The Assignor has full right, power and authority and has all voting rights in any matters as may be represented by the Collateral.

         SECTION _.2.6    Good Standing of Borrower.  The Borrower (a) is a
Virginia limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly qualified to do business and in good standing in each other jurisdiction in which the character of its properties or the transaction of its business makes such qualification necessary and (ii) has the power, authority and legal right to own its property and to conduct its business as now owned and conducted.

         SECTION _.2.7    Binding Agreements.  This Agreement and the other
Financing Documents executed and delivered by the Assignor have been properly executed and delivered and constitute the valid and legally binding obligations of the Assignor and are fully enforceable against the Assignor in accordance with their





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respective terms.

         SECTION _.2.8 No Conflicts. Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Assignor nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Assignor's partnership agreement, (b) any existing mortgage, indenture, contract or agreement binding on the Assignor or affecting its property, or (c) any Laws.

         SECTION _.2.9 Compliance with Laws. The Assignor is not in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Assignor or any of its properties, the violation of which could adversely affect the authority of the Assignor to enter into, or the ability of the Assignor to perform under, this Agreement or any of the other Financing Documents executed by the Assignor.

         SECTION _.2.10 Litigation. There are no proceedings, actions or investigations pending or, so far as the Assignor knows, threatened before or by any court, arbitrator any Governmental Authority which could adversely affect the authority of the Assignor to enter into, or the ability of the Assignor to perform under, this Agreement or any of the other Financing Documents executed and delivered by the Assignor.

         SECTION _.2.11 Title to Properties. The Assignor has good and marketable title to the Collateral. The Assignor has legal, enforceable and uncontested rights to use freely such property and assets. The Assignor is the sole owner of all of the Collateral, free and clear of all security interests, pledges, voting trusts, agreements, Liens, claims and encumbrances whatsoever, other than the security interest, assignment and Lien granted under this Agreement. The ownership interests assigned as Collateral are subject to no outstanding options or other requirements with respect to such interests.

         SECTION _.2.12 Perfection and Priority of Collateral. The Lenders have, or upon execution and delivery of this Agreement and recording of the financing statements executed by the Assignor as part of the Security Documents, will have, and will continue to have as security for the Obligations, a valid and perfected, first priority, Lien on and security interest in all of the Collateral, free of all other Liens, claims and rights of third parties whatsoever.

         SECTION _.2.13  Business Information.  The information





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contained in EXHIBIT A, which is attached to and a part of this Agreement, is complete and correct in all material respects.

         SECTION _.2.14 Taxes. Each Assignor has filed or caused to be filed all federal, state and local tax returns, and have paid or caused to be paid all taxes required in connection therewith, to the extent such taxes have become due and payable.


                                  ARTICLE _.3

                                   COVENANTS

         Until payment in full and the performance of all of the Obligations and all of the obligations of the Assignor hereunder or secured hereby, the Assignor covenants and agrees with the Lenders as follows:

         SECTION _.3.1 Organizational Existence. Each Assignor shall maintain its organizational existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Assignor to perform its obligations under this Agreement, on the conduct of the Assignor's operations, on the Assignor's financial condition, or on the value of, or the ability of the Lenders to realize upon, the Collateral.

         SECTION _.3.2 Delivery of Collateral. The Assignor shall deliver immediately to the Agent any certificates representing ownership interests in the Borrower, and all instruments, items of payment and other Collateral received by the Assignor. All Collateral at any time received or held by the Assignor shall be received and held by the Assignor in trust for the benefit of the Lenders, and shall be kept separate and apart from, and not commingled with, the Assignor's other assets.

         SECTION _.3.3 Defense of Title and Further Assurances. The Assignor will do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and shall defend, at its sole expense, the title to the Collateral and any part thereof. Further, the Assignor shall promptly, upon request by the Agent, execute, acknowledge and deliver any financing statement, endorsement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document as the Agent may require in order to perfect, preserve, maintain, protect, continue, realize upon, and/or extend the Lien and security interest of the Lenders under this Agreement and the priority thereof. The Assignor shall pay to the Agent upon demand all taxes, costs and





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expenses (including but not limited to reasonable attorney's fees) incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid. Each Assignor hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution from time to time, to take such actions as are described in this Section as well as any other action which Assignor is required to take under this Agreement or under any of the other Financing Documents.

         SECTION _.3.4 Compliance with Laws. The Assignor shall comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Assignor to perform its obligations under this Agreement or any of the Financing Documents to which the Assignor is a party or on the conduct of the Assignor's operations, on the Assignor's financial condition, or on the value of, or the ability of the Lenders to realize upon, the Collateral.

         SECTION _.3.5 Protection of Collateral. The Assignor agrees that the Lenders may at any time take such steps as the Lenders deem reasonably necessary to protect the Lenders' interest in, and to preserve the Collateral. The Assignor agrees to cooperate fully with the Lenders' efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may in good faith direct. All of the Lenders' expenses of preserving the Collateral, including, without limitation, reasonable attorneys fees, shall be part of the Enforcement Costs.

         SECTION _.3.6  Certain Notices.   The Assignor will promptly notify
the Agent in writing of any Event of Default and of any litigation, regulatory proceeding, or other event which materially and adversely affects the value of the Collateral, the ability of the Assignor or the Lenders to dispose of the Collateral, or the rights and remedies of the Lenders in relation thereto.

         SECTION _.3.7  Locations.         The Assignor shall give the Agent
not less than thirty (30) days' prior written notice of any change to the information set forth on EXHIBIT A.

         SECTION _.3.8  Books and Records; Information.

                          _.3.8.1 The Assignor shall maintain proper books and
record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Collateral and which reflect the Lien of the Lenders thereon.

                          _.3.8.2 The Assignor agrees that the Agent may





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from time to time and at its option (a) require the Assignor to, and the
Assignor shall, periodically deliver to the Agent records and schedules, which show the status of the Collateral and such other matters which affect the Collateral, as well as copies of each Assignor's tax returns and filings; (b) verify the Collateral and inspect the books and records of the Assignor and make copies thereof or extracts therefrom; (c) notify any prospective buyers or transferees of the Collateral or any other Persons (as that term is defined in the Financing Agreement) of the Lenders' interest in the Collateral; and (d) disclose to prospective buyers or transferees from the Lenders any and all information regarding the Borrower, the Collateral and/or the Assignor.

         SECTION _.3.9 Disposition of Collateral. The Assignor will not sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral or any part thereof.

         SECTION _.3.10 Distributions. Subject to Section 7.30 of the Financing Agreement, the Assignor shall receive no dividend or distribution or other benefit with respect to the Borrower, and shall not vote, consent, waive or ratify any action taken, which would violate or be inconsistent with any of the terms and provisions of this Agreement, the Financing Agreement or any of the other Financing Documents. The Assignor authorizes and directs the Borrower to make all distributions and other payments constituting a part of the Collateral directly to the Agent upon written request of the Agent, without any additional authorization by the Assignor, after the occurrence of an Event of Default (as hereinafter defined). In the event any distribution or other payment constituting a part of the Collateral is received by the Assignor after the occurrence of an Event of Default, the Assignor shall immediately remit such distribution or payment to the Agent, together with any necessary endorsement or assignment. All amounts received by the Agent in accordance with this Section 3.10 shall, at the Lenders' option, be held as additional collateral for the Obligations or applied to the repayment of the Obligations, in such order and manner as the Agent may determine and without regard to the existence of an Event of Default.

         SECTION _.3.11 Liens. The Assignor will not create, incur, assume or suffer to exist any Lien upon any of the Collateral, other than Liens in favor of the Lenders.

         SECTION _.3.12 Taxes. Each Assignor shall pay all taxes and similar charges imposed upon or assessed against such Assignor or any of such Assignor's property prior to the date on which penalties are attached thereto. The Assignor shall cause the Borrower to pay all taxes and similar charges imposed upon or





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assessed against the Borrower or any of the Borrower's property prior to the date on which penalties are attached thereto.

         SECTION _.3.13 Insurance. The Assignor shall maintain and shall cause the Borrower to maintain adequate insurance with respect to the Assignor's and the Borrower's respective operations and property, including without limitation, insurance against loss, damage or destruction by fire or other similar casualties and public liability and property damage insurance, all in conformity with prudent business practices.


                                  ARTICLE _.4

                        DEFAULT AND RIGHTS AND REMEDIES

         SECTION _.4.1 Events of Default. The occurrence of any one or more of the following events which continues beyond any applicable cure period shall constitute an "Event of Default" under the provisions of this Agreement:

                          _.4.1.1 Default under Financing Agreement. An Event
of Default (as that term is defined in the Financing Agreement) shall occur under the Financing Agreement.

                          _.4.1.2 Default under this Agreement.     If either
Assignor shall fail to duly perform, comply with or observe any of the terms, conditions or covenants of this Agreement; or

                          _.4.1.3 Breach of Representations and Warranties.
Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for either Assignor), financial statement or other document furnished by either Assignor or its agents or representatives in connection with this Agreement, any of the other Financing Documents, or the Obligations or the other obligations secured by this Agreement, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                          _.4.1.4 Failure to Comply with Covenants.  The
failure of either Assignor to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

                          _.4.1.5 Receiver; Bankruptcy.  Either Assignor shall
(a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or





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consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take any action for the purposes of effecting any of the foregoing, or
(f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Assignor's business or the use or disposition of a material portion of the Assignor's assets.

                          _.4.1.6 Involuntary Bankruptcy, etc.  (a) An order
for relief shall be entered in any involuntary case brought against either Assignor under the United States Bankruptcy Code, or (b) any such case shall be commenced against either Assignor and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than either Assignor (i) adjudicating either Assignor bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of either Assignor, or of a material portion of either Assignor's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of either Assignor's business or the use or disposition of a material portion of either Assignor's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                          _.4.1.7 Liquidation, Termination, Dissolution of
Assignor. If either Assignor shall liquidate, dissolve or terminate its existence.

                          _.4.1.8 Judgment.        Unless adequately covered by
insurance in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than $100,000 against either Assignor and the failure by such Assignor to discharge the same, or cause it to be discharged, or bonded off to the Agent's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

                          _.4.1.9 Execution; Attachment.  Any execution,
attachment or charging order is levied against the Collateral,





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and such execution, attachment or charging order is not set aside, discharged or stayed within thirty (30) days after the same is levied.

                          _.4.1.10  Default Under the Master Note. An Event of
Default shall occur under any of the promissory notes issued under the Master Note.

                          _.4.1.11  Liquidation, Termination, Dissolution of
Borrower.        The Borrower is dissolved either pursuant to the provisions of its Partnership Agreement, by operation of law, or in any other manner, voluntarily or otherwise; the Partnership Agreement of the Borrower is terminated pursuant to any of its provisions or by operation of law, or amended or modified in any manner; partner of the Borrower sells, assigns, mortgages, pledges, hypothecates, transfers, encumbers, permits to be encumbered or otherwise disposes of any or all of his, her or its interest in the Borrower or withdraws voluntarily or involuntarily (by operation of law or otherwise) from the Borrower; any new general or limited partner is admitted to the Borrower.

         SECTION _.4.2 Remedies. Upon the occurrence of any Default or Event of Default, the Agent may at any time thereafter exercise any one or more of the following rights, powers or remedies:

                          _.4.2.1 Accelerate Obligations.  The Agent may
declare all or any portion of the Obligations to be immediately due and payable, without notice to Assignor and without demand, protest or notice of protest or dishonor.

                          _.4.2.2 Legal Proceedings.  The Agent may proceed to
protect or enforce the Lenders' rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants herein contained or of any other agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise or execution of any right, remedy or power granted herein or by law.

                           _.4.2.3  Uniform Commercial Code.  The Lenders shall
have all of the rights and remedies of a secured party under Title 9 of the Virginia Uniform Commercial Code and other applicable Laws and in connection therewith may exercise all or any of the rights, powers and remedies of a secured party under Title 9 of the Virginia Uniform Commercial Code. Any notification of a sale or other disposition of all or any part of the Collateral required pursuant to Section 9-504 of Title 9 of the Virginia Uniform Commercial Code shall be deemed commercially reasonable if sent in accordance with Section 5.1 of this

Agreement at least ten (10) days prior to the sale or other disposition. Upon demand by the Agent, the Assignor shall assemble the Collateral and all books and records and make it available to the Agent, at a place designated by the Agent. The Agent or its agents may without notice from time to time enter upon the Assignor's premises to take possession of the Collateral and all books and records, to remove it, or otherwise to prepare it for sale, or to sell or otherwise dispose of it.

                          _.4.2.4 Sale or Other Disposition of Collateral.  The
Agent may sell or redeem the Collateral, or any part thereof, in one or more sales, at public or private sale, conduct by any officer or agent of, or auctioneer or attorney for, the Lenders, at the Agent's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Agent shall, in its sole discretion, determine, and the Lenders may be the purchaser of any or all of the Collateral so sold. Further:

                                  (a)      Each purchaser of all or any portion
of the Collateral (including the Lenders) at any such sale shall hold the Collateral so sold, absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption, of the Assignor, which the Assignor hereby specifically waives, to the extent it may lawfully do so, all rights of redemption, stay or appraisal which the Assignor has or may have under any rule of law or statute now existing or hereafter adopted.

                                  (b)      Any written notice required by law
of any sale, public or private, of all or any part of the Collateral shall be deemed in all circumstances to have been given in a commercially reasonable manner if sent at least ten (10) days prior to such sale by mail to the Assignor at the address for the Assignor set forth in Section 5.1. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels. The Agent shall not be obligated to make any sale pursuant to any such notice. In case of any sale of all or any part of the Collateral or credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Lenders shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold under and pursuant to the provisions hereof. The Agent, as attorney-in-fact, pursuant to Section 3.3 hereof, may, in the name and stead of the Assignor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to this Section. The Assignor shall, if so requested by the Agent, ratify and confirm any sale or sales by executing and delivering to the Agent, or to such purchaser or purchasers, all such documents as may, in the judgment of the Agent, be advisable for the purpose.

                                  (c)  If any consent, approval, or
authorization of any Governmental Authority or any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Assignor agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                                  (d)      The Assignor recognizes that the
Lenders may be unable to effect a public sale of all or a part of the Collateral consisting of "securities" by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Agent may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Agent that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Assignor covenants and agrees to do or cause to be done promptly all such acts and things as the Agent may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws.

                          _.4.2.5 Specific Rights With Regard to Collateral.
In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may (but shall be under no obligation to), without notice to the Assignor, and the Assignor hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Lenders or in the name of the Assignor or otherwise, for the use and benefit of the Lenders, but at the cost and expense of the Assignor and without notice to the Assignor:

                                  (a)  direct any person or entity obligated to
make payments or distributions directly to the Agent;

                                  (b)  compromise, extend or renew any of the
Collateral or deal with the same as it may deem advisable;

                                  (c)  make exchanges, substitutions or
surrenders of all or any part of the Collateral;

                                  (d)  copy, transcribe, or remove from any
place of business of the Assignor all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lenders, make such use of the Assignor's places of business as may be reasonably necessary to administer, control and collect the Collateral;

                                  (e)  demand, collect, receipt for and give
renewals, extensions, discharges and releases of any of the Collateral;

                                  (f)  institute and prosecute legal and
equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                                  (g)  settle, renew, extend, compromise,
compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                                  (h)  endorse or sign the name of the Assignor
upon any items of payment, certificates of title, instruments, securities, powers, documents, documents of title, or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an account debtor;

                                  (i)  take any action and execute any
instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement;

                                  (j)  take control in any manner of any cash
or non-cash items of payments comprising the Collateral;

                                  (k)  subject to obtaining all necessary
consents, approvals, and authorizations, if any, required by applicable laws, cause the Collateral to be transferred to the Lenders or to the name of one or more of the Lenders' nominees and thereafter exercise as to such Collateral all rights, powers and remedies of owners;

                                  (l)  collect by legal proceedings or
otherwise all distributions, interest, principal payments, and other sums now or hereafter payable on account of the Collateral, and hold the same as Collateral, or apply the same to the expenses incurred by the Lenders in such legal proceedings or to the Obligations, the manner and distribution of the application to be determined by the Agent in its sole and absolute discretion;

                                  (m)  enter into any extension, subordination,
reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold or apply such property or money so received in accordance with the provisions hereof;

                                  (n)  take any other action necessary or
beneficial to realize upon or dispose of the Collateral.

                                  (o)  upon written instructions to the
Borrower, the Lenders or their designees shall be entitled to become either a general and/or limited partner in the Borrower in the place and stead of the Assignor and shall be entitled to exercise and enjoy all rights and privileges pertaining thereto, including without limitation, the right to (i) participate in the management and administration of the Borrower's business and affairs,
(ii) require information regarding or an accounting of Borrower transactions and (iii) inspect the Borrower's books.

                          _.4.2.6 Application of Proceeds.  Any proceeds of
sale or other disposition of the Collateral will be applied by the Agent to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Agent to the payment of the Obligations and the other obligations secured by this Agreement in such order and manner of application as the Agent may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations and the other obligations secured by this Agreement, the Assignor shall remain liable to the Lenders for any deficiency, if and to the extent the Assignor is liable for the payment or performance of the Obligations under the provisions of any of the Financing Documents.

                          _.4.2.7 Performance by Lenders.  If the Assignor
shall fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Agent without notice to or demand upon the Assignor and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Assignor, and may enter upon the premises of the Assignor for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and the Assignor hereby irrevocably appoints the Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Lenders or in the name of the Assignor or otherwise, for the use and benefit of the Lenders, but at the cost and expense of the Assignor and without notice to the Assignor. All sums so paid or advanced by the Lenders together with interest thereon from the date of payment, advance or incurring until paid in full at the highest rate of interest charged under the Note and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Assignor to the Agent on demand, and shall constitute and become a part of the Obligations.

                          _.4.2.8 Other Remedies.  The Lenders may from time to
time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws.

         SECTION _.4.3 Costs and Expenses. The Assignor shall pay on demand all reasonable costs and expenses (including reasonable attorney's fees), all of which shall be deemed part of the Obligations, incurred by and on behalf of the Lenders incident to the preparation of and in connection with this Agreement, any collection, servicing, sale, disposition or other action taken by the Lenders with respect to the Collateral or any portion thereof. Such costs and expenses shall become part of the Obligations.

         SECTION _.4.4 Receipt Sufficient Discharge to Purchaser. Upon any sale or other disposition of the Collateral or any part thereof, the receipt of purchase money by the Lenders or other Person making the sale or disposition shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

         SECTION _.4.5 Remedies, etc. Cumulative. Each right, power and remedy of the Lenders as provided for in this Agreement or in any of the other Financing Documents or in any related instrument or agreement or now or thereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents or in any related document, instrument or agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lenders of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lenders of any or all such other rights, powers or remedies.

         SECTION _.4.6 No Waiver, etc. No failure or delay by the Agent to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents or of any related documents, instruments or agreements, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lenders from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents or under any related document, instrument or agreement, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any other of the Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.


                                  ARTICLE _.5

                                 MISCELLANEOUS

         SECTION _.5.1 Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing, hand delivered, sent by nationally recognized overnight courier or mailed, addressed as follows::


         the Lender:              NationsBank, N.A.
                                  10 Light Street, 20th Floor
                                  Baltimore, Maryland 21202
                                  Attn:    Robert J. Montanari
                                           Vice President

         the Assignor:            Sunrise Assisted Living, Inc.
                                  9401 Lee Highway, Suite 300
                                  Fairfax, Virginia  22031
                                  Attn:  Thomas B. Newell, Esquire

                                  Sunrise Assisted Living Investments, Inc.
                                  c/o Sunrise Assisted Living, Inc.
                                  9401 Lee Highway, Suite 300
                                  Fairfax, Virginia  22031
                                  Attn:  James S. Pope

         with a copy              Wayne G. Tatusko, Esquire
         to:                      Watt, Tieder & Hoffar
                                  7929 Westpark Drive
                                  McLean, Virginia  22102
or to such other address as any party may designate by written notice to the other party.

         SECTION _.5.2 Amendments; Waivers. This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent and the Assignor. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Assignor therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Assignor and the Lenders and no act or failure to act from time to time on the part of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

         SECTION _.5.3 Cumulative Remedies. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Agent may:

                                  (a)  proceed against the Assignor with or
without proceeding against the Borrower or any other Person who may be liable for all or any part of the Obligations;

                                  (b)  proceed against the Assignor with or
without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                                  (c)  without notice, release or compromise
with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise; and

                                  (d)  without reducing or impairing the
obligations of the Assignor and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute collateral, (ii) waive any provision of this Agreement or the other Financing Documents, (iii) exercise or fail to exercise rights of set-off or other rights, or (iv) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

         SECTION _.5.4 Severability. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                          (a)     the validity, legality and enforceability of
the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                          (b)     the obligation to be fulfilled shall be
reduced to the limit of such validity;

                          (c)     if such provision or part thereof pertains to
repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations of the Assignor to the Lenders shall become immediately due and payable; and

                          (d)     if affected provision or part thereof does
not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

         SECTION _.5.5 Assignments by Lenders. The Lenders may, without notice to, or consent of, the Assignor, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lenders, provided that the Lenders shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lenders has not sold, assigned or transferred. In connection with the foregoing, the Lenders shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

         SECTION _.5.6 Successors and Assigns. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Assignor and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Assignor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

         SECTION _.5.7 Applicable Law. This Agreement, shall be governed by the Laws of the Commonwealth of Virginia, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the Commonwealth of Virginia.

         SECTION _.5.8 Headings. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION _.5.9 Entire Agreement. This Agreement is intended by the Lenders and the Assignor to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lenders nor the Assignor shall hereafter have any rights under any prior agreements but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

         SECTION _.5.10   Counterparts.  This Agreement may be executed in any
number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same institute.

         SECTION _.5.11 Waiver of Trial by Jury. EACH ASSIGNOR AND EACH OF THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH EITHER ASSIGNOR AND ANY OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

                 This waiver is knowingly, willingly and voluntarily made by each Assignor and each of the Lenders, and each Assignor and each of the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Each Assignor and each of the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

         SECTION _.5.12  Service of Process.

                      _.5.12.1    (i)  The Assignor hereby irrevocable
designates and appoints Wayne G. Tatusko, Esquire of Watt, Tieder & Hoffar, 7929 Westpark Drive, McLean, Virginia 22102, as their authorized agent to receive on their behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Agreement in any state or federal court sitting in the Commonwealth of Virginia. If such agent shall cease so to act, the Assignor shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Virginia reasonably satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                                  (ii) The Assignor hereby consents to process
being served in any suit, action, or proceeding instituted in connection with this Agreement by (A) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to them at their address designated above, and (B) serving a copy thereof upon the agent hereinabove designated and appointed by the Assignor as the Assignor's agent for service of process. The Assignor irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon each of them in any such suit, action, or proceeding. Nothing in this Section shall affect the right of the Lenders to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lenders otherwise to bring proceedings against the Assignor in the courts of any other appropriate jurisdiction or jurisdictions.

         SECTION _.5.13 Liability of the Lenders. The Assignor hereby agrees that the Lenders shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations. Except for willful misconduct or gross negligence, the Lenders shall be under no liability for, and the Assignor hereby releases the Lenders from, all claims for loss or damage caused by (a) the Lenders' failure to perform or collect any of the Collateral, or (b) the Lenders' failure to preserve or protect any rights of the Assignor under the Collateral. The Assignor agrees that the duties of the Lenders with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Agent's possession, which shall not include any steps necessary to preserve rights against prior parties. In the event the Agent enforces or seeks to enforce any of the rights of an owner of the Borrower under any of the Collateral, the Assignor shall immediately reimburse the Lenders for such costs and expenses (including actual attorney's fees reasonably incurred) so incurred and payment of such sums shall be secured by this Agreement.

         IN WITNESS WHEREOF, the Assignor has caused this Agreement to be executed, sealed and delivered, as of the day and year first written above.

WITNESS/ATTEST:                        SUNRISE ASSISTED LIVING, INC.


__/s/ Wayne G. Tatusko                 By:         _/S/ David W. Faeder___(SEAL)
  ---------------------                             -------------------
                                                   David W. Faeder
                                                   President and Chief Financial
                                                   Officer


__/s/ Wayne G. Tatusko                 By:         _/s/ Thomas B. Newell _(SEAL)
  ---------------------                             ---------------------
                                                   Thomas B. Newell
                                                   Executive Vice President

WITNESS/ATTEST:                        SUNRISE ASSISTED LIVING
                                       INVESTMENTS, INC.


__/s/ Wayne G. Tatusko                 By:         _/s/ James S. Pope_(SEAL)
  ---------------------                             -----------------
                                                   James S. Pope
                                                   Vice President

             EXHIBIT A TO PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT

         Each Assignor further represent and warrant to the Lenders as follows:

1. The exact legal name of each Assignor is as stated in the initial paragraph to this Agreement.

2.       SALI's Federal Tax Identification Number is:  54-1746596

2.       SALII's Federal Tax Identification Number is:  54-1674683

3.       (a)  Each Assignor's chief executive office is:

                      c/o Sunrise Assisted Living, Inc.
                      9401 Lee Highway, Suite 300
                      Fairfax, Virginia  22031

         (b) Each Assignor in fact manages the main part of its business operations from that address; and

         (c) Each Assignor is at that address that persons dealing with such Assignor would normally look for credit information.

4. The mailing address of each Assignor to be inserted on financing statements covering the Collateral is:

                      c/o Sunrise Assisted Living, Inc.
                      9401 Lee Highway, Suite 300
                      Fairfax, Virginia  22031
                      Attn:  Thomas B. Newell, Esquire

5. In the twelve years preceding the date hereof, neither Assignor has changed its name, identity or organizational structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than the jurisdiction in which its chief executive office is currently located, except as follows:


                      NONE